BMC	BMC Industries, Inc.
Vision-Ease Lens, Inc.
7000 Sunwood Drive NW
Ramsey, MN 55303
Web site: www.bmcind.com

NEWS RELEASE

CONTACT:	CURTIS E. PETERSEN	(PINK SHEETS: BMMI)
	(763) 506-9053	FOR IMMEDIATE RELEASE

BMC INDUSTRIES COMPLETES SALE OF BUCKBEE-MEARS ASSETS

RAMSEY, Minn., October 28, 2004 - BMC Industries, Inc. (Pink Sheets: BMMI), today announced that it has completed the sale of the manufacturing facility and other selected assets of its Cortland, N.Y.-based Buckbee-Mears group to International Electron Devices (USA), LLC, a New York limited liability company.

In December 2003, BMC announced that it would wind down its Buckbee-Mears operations and sell the related assets by mid-2004.  Prior to closing earlier this year, the Buckbee-Mears group produced aperture masks, a key component in color picture tubes, and other photochemically etched metal products used in a variety of applications.  In July 2004, the company entered into an agreement to sell the assets of the Buckbee-Mears group to International Electron Devices (USA), LLC, subject to a court-supervised auction process, which occurred in September 2004.

BMC continues to operate its Optical Products business through its Vision-Ease Lens, Inc. subsidiary.   BMC announced on June 23, 2004, that the company and its domestic subsidiaries had filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Minnesota, and that BMC had reached an agreement to sell selected assets of the Vision-Ease Lens business to I.E.A.P. X, LP, a Texas limited partnership.

 As previously announced, BMC will use the net proceeds from the sale of the Buckbee-Mears assets and other asset sales to repay any outstanding debtor-in-possession financing and a portion of the outstanding indebtedness under its senior secured credit facility.

About BMC Industries

BMC Industries Inc., operating under the Vision-Ease Lens trade name, is a leading designer, manufacturer and distributor of polycarbonate and glass eyewear lenses. Vision-Ease Lens also distributes plastic eyewear lenses. Vision-Ease Lens is a technology and a market share leader in the polycarbonate lens segment of the market. Polycarbonate lenses are thinner and lighter than lenses made of other materials, while providing inherent ultraviolet (UV) filtering and impact- resistant characteristics.

For more information about BMC Industries, visit the company's Web site at www.bmcind.com.

Safe Harbor for Forward-Looking Statements

Certain statements made in this news release that are not statements of historical fact are intended to be, and are hereby identified as "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.   Without limiting the foregoing, words such as "expect," "anticipate," "believe," "project," "intend" and other words of similar expression are meant to identify Forward-Looking Statements. The company cautions readers that such statements are subject to a number of risks and uncertainties that could cause actual results or outcomes to differ materially from those projected, including, among other factors: our common stock will be cancelled and almost certainly has no remaining value, which should be considered by anyone contemplating the purchase of our common stock; the ability to close the Section 363 sale of assets used in the Vision-Ease Lens business currently in process; our ability to successfully develop, prosecute, confirm and consummate a plan of reorganization, emerge from bankruptcy as a going concern and avoid liquidation under the Federal Bankruptcy Code; our ability to operate pursuant to the terms of our debtor-in-possession financing; our ability to obtain remaining necessary Bankruptcy Court approvals and to obtain the support of all required stakeholders of the company for a  plan of reorganization; our ability to offset the negative effects that the filing for reorganization under Chapter 11 has had, or may have, on our business, management, employees, results of operations and liquidity, including constraints placed on available capital; our ability to obtain and maintain adequate terms with vendors and service providers and to maintain contracts that are critical to our operations; and adverse changes in general economic and competitive conditions and other business uncertainties, including factors discussed in more detail in BMC's previous filings with the Securities and Exchange Commission. Statements in this news release speak only as of the date when made and BMC undertakes no obligation to update such statements to reflect events occurring after the date of this news release.

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